UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2019 (October 15, 2019)

Continental Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-03834	36-2274391
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

440 S. LaSalle Drive, Suite 3100, Chicago, IL 60605

(Address of Principal Executive Offices) (Zip Code)

(312) 541-7200

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.25 par value	CUO	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 15, 2019, Continental Materials Corporation (the “Company”) completed the acquisition from Valco, Inc. (“Valco”) of certain real property located in Pueblo, Colorado for $9 million in connection with the full and final settlement of the previously disclosed litigation between the Company and Valco. Prior to the purchase, the Company mined aggregates on the property pursuant to a lease arrangement with Valco. As part of the purchase agreement, both parties agreed to dismiss any and all claims in connection with the previously disclosed litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Continental Materials Corporation

Date: October 16, 2019	By:	/s/Paul Ainsworth
Paul Ainsworth Chief Financial Officer